U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 1, 2009

NUCLEAR SOLUTIONS, INC.
(Exact Name of registrant as specified in its Charter)

Nevada	0-31959	88-0433815
State of Incorporation)	Commission File No.	(IRS Employer Identification No.)

5505 Connecticut Ave., N.W. Ste.191, Washington, D.C.	20015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,(202)   787 -  1951

(Registrant’s former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02     Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2009, the Board of Directors of Nuclear Solutions, Inc. appointed John Fairweather to succeed Patrick Herda as President, Chief Executive Officer and Chairman of the Board of Directors. Mr. Herda resigned from all executive and director positions with the company and it’s subsidiary Fuel Frontiers, Inc. effective October 1, 2009 in order to pursue other professional opportunities.

Additionally, on October 1, 2009, Mr. John Powers resigned as a director of the company in order to pursue other personal and professional opportunities.

John Fairweather: Work Experience

Mr. Fairweather was responsible for the development and operations for two Durable Medical Equipment companies.   The first company, Alpine Medical, LLC was sold to Praxair, Inc. in 2002 for $60 million.  The second company, Recover Care, LLC, recently sold for $167.5 million to WoundCo Holdings, Inc.  Mr. Fairweather was responsible for evaluating and integrating companies from 12 mergers and acquisitions, growing and positioning them for sale.   During his tenure as Chief Operating Officer of Camtec, Inc., a subsidiary of Recover Care, LLC, revenues doubled.  He helped design 8 new products keeping Camtec at the forefront of the bariatric and safe patient handling market.

During the past five years, Mr. Fairweather has held a variety of executive level positions as outlined below:

Camtec, Inc., Cambridge, MD

Chief Operating Officer, 2005-2008
•	Increased revenue from $4 million to $8.9 million.
•	Modernized line including central locking, use of plastics and tilt features on current products.
•	Managed research and development of all new products including low bed, bariatric low bed and medsurg bed.
•	Wrote quality manuals and received ISO Certification 13485.

RecoverCare, LLC., Bensalem, PA

Senior Vice President, 2007-2008
•	Increased revenue from $15.6 million to $17.4 million annually in the Northeast Region.
•	Managed operations nationwide with revenue reaching $90 million.
•	Optimized utilization of equipment to maintain average of 72%.
•	Maximized distribution efficiency to reduce overtime per driver to less than 3 hours/week while still maintaining 4 hour service window.
•	Responsible for Operations of all Mergers and Acquisitions including evaluation and integration.

VP, Operations, 2003-2005
•	Developed, monitored and implemented operations procedures nationwide in accordance with state and federal agencies.
•	Streamlined purchasing and operations to increase efficiency and cut costs.
•	Achieved CHAP accreditation.
•	Responsible for Operations of all Mergers and Acquisitions including evaluation and integration.

Alpine Medical, LLC., Bensalem, PA

VP, Operations, 1999-2002
•	Founded company in 1999. Grew revenue to $25,000 million in 3 years before selling to Praxair Healthcare, Inc.
•	Managed purchasing, biomed, respiratory, IT and operations.
•	Achieved JCAHO Accreditation with commendation.
•	Developed and implemented operations policies and procedures in accordance with state and federal agencies.

We have not entered into an employment agreement or determined the amount or form of any compensation with Mr. Fairweather.  Mr. Fairweather is 42 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuclear Solutions, Inc.

Dated: October 2, 2009	/s/ John Fairweather
By: John Fairweather